UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 12, 2012
Date of report (Date of earliest event reported)

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On December 12, 2012, the following proposals were submitted to the shareholders of CVD Equipment Corporation (the “Company”) at its annual meeting of shareholders: (i) the election of six (6) directors, and (ii) the ratification of the appointment of MSPC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

The following are the final vote results for each proposal.

Proposal 1

The Company’s shareholders elected each of the following six (6) directors to serve on the Company’s Board of Directors until their successors are duly elected and qualified by the following vote:

Election of Directors	Vote For	Votes Withheld	Broker Non-Votes

Leonard A. Rosenbaum	2,719,039	14,620	2,471,525

Martin J. Teitelbaum	2,717,763	15,896	2,471,525

Conrad J. Gunther	2,718,260	15,399	2,471,525

Bruce T. Swan	2,717,740	15,919	2,471,525

Kelly S. Walters	2,714,360	19,299	2,471,525

Carol R. Levy	2,639,097	94,562	2,471,525

Proposal 2

The Company’s shareholders ratified the appointment of MSPC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012 by the following vote:

Votes For	Votes Against	Abstain

5,122,747	45,016	37,421

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: December 13, 2012	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)